EXHIBIT 23.1

FANGDA PARTNERS

http://www.fangdalaw.com

	E-mail:	email@fangdalaw.com
	Tel.:	86-21-2208-1166
	Fax:	86-21-5298-5577
	Ref.:	06CF043
20/F, Kerry Center
1515 Nanjing West Road
Shanghai 200040, PRC

June 3, 2011

China Kanghui Holdings

No. 1-8 Tianshan Road

Xinbei District

Changzhou

Jiangsu Province 213022

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings of “Risk Factors”, “Regulation” and “Taxation” in China Kanghui Holdings’s Annual Report on Form 20-F for year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in the month of June 2011.

Yours faithfully,

/s/ Fangda Partners
Fangda Partners